AMENDMENT NO. 1 TO LEASE
THIS AMENDMENT NO. 1 TO LEASE (this “Amendment”) is made and entered into as of the 18th day of September, 2007 by and between Landlord and Tenant named below:

LANDLORD:	WE 2 Church Street South LLC c/o Winstanley Enterprises LLC 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742
TENANT:	JS Genetics, LLC 2 Church Street South, Unit B-05B New Haven, Connecticut
BUILDING:	2 Church Street South New Haven, CT 06519

WHEREAS, Landlord, and Tenant executed a lease dated as of June 28, 2006 (the “Lease”), by which Tenant leased approximately 429 square feet of the Building known as Unit B-05B (the “Premises”); and
WHEREAS, Landlord has agreed to lease to Tenant additional space and Landlord and Tenant have agreed to extend the Term of the Lease on the terms and conditions set forth below.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2.Landlord has agreed to lease to the Tenant the existing 429 square feet of the Building from July 1, 2007 through September 30, 2007 on a month-to-month basis at the rate, terms and condition last paid.

3.Landlord has agreed to lease to Tenant an additional 938 rentable square feet known as Suite B-5 making the aggregate rentable square footage for the Premises for Suite B-05B and Suite B-5, 1,367 rentable square feet.

4.Section 1.3 - Term. The Term is hereby deleted in its entirety and amended to read as follows: The term of the Lease shall be for a period of one (1) year (the “Term”). The Term shall commence on October 1, 2007 (“Commencement Date”) and shall terminate on September 30, 2008 (the “Termination Date”), unless sooner terminated pursuant to the terms of the Lease.

5.Section 2.1 - Basic Rent During Term. The Basic Rent during Term is hereby deleted in its entirety and amended to read as follows: The Basic Rent for the term of the extension, October 1, 2007 through September 30, 2008 shall be Thirty Thousand Seventy Four and 00/100 Dollars ($30,074.00) per year for the Premises. Throughout the Term of the Lease, the Basic Rent for any given year of the Term shall be due and payable in monthly installments each equal to one-twelfth the Basic Rent for that year, in advance, on the first day of each calendar month. The monthly rent shall be Two Thousand Five Hundred Six and 17/100 Dollars ($2,506.17) for the Premises.

6.The following Section is hereby added to the Lease:

“Article XIII, Section 13.25 - Extension of the Term
“Provided that Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods on the date Tenant delivers Tenant’s Renewal Notice (as hereinafter defined) or at any time thereafter through the commencement date of the Renewal Term (as hereinafter defined), Tenant shall have one option (the “Renewal Option”) to renew the Lease for one (1) one (1) year term (such one year term a “Renewal Term”) at the rent and upon the terms set forth in this Amendment in the preceding paragraph referencing Section 2.1 - Basic Rent During Term. Tenant shall exercise the Renewal Option by delivering notice to Landlord (“Tenant’s Renewal Notice”) exercising the Renewal Option no later than ninety (90) days prior to the scheduled Termination Date. In the event that Tenant shall fail to deliver Tenant’s Renewal Notice in accordance with the provisions hereof, Tenant shall be deemed to have forever waived its right to exercise the Renewal Option. In the event Tenant does not timely and properly exercise the Renewal Option, Tenant shall, promptly following request by Landlord, execute and deliver a statement confirming that the Renewal Option has been waived (provided that failure to deliver said statement shall not be construed to mean that Tenant has properly exercised the Renewal Option).”
7.Landlord agrees to perform the following repair work at Suite B-5: repair sheet rock walls, paint, remove copper line installed by prior Tenant, and repair drawers and cabinets.

8.Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment No. 1 to Lease and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys’ fees), damages, or claim arising from any lack of such authority.

9.As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

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IN WITNESS WHEREOF, the LANDLORD and TENANT have signed this Amendment No. 1 to Lease as of the day and year first above written.

LANDLORD:

WE 2 CHURCH STREET SOUTH LLC

By:    WE Church Manager LLC
Its Manager
/s/ Deborah A. Sweeney
Witness Deborah A. Sweeney
By:    Winstanley Enterprises LLC
Its Manager

/s/ Judy Sommers            By:    /s/ Carter J. Winstanley
Witness Judy Sommers                Carter J. Winstanley
Its Manager

TENANT:
JS GENETICS, LLC

Witness
/s/ Richard Champagne
Name: Richard Champagne
Its: CEO
Witness

SIGNATURE PAGE TO [Signature page to Amendment No. 1 to Lease by and between
WE 2 Church Street South LLC and JS Genetics, LLC]

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